EXHIBIT 99.1

Press Release

investors@aquaventure.com

Investors Hotline: 855-278-WAAS (9227)

FOR IMMEDIATE RELEASE

February 27, 2019

AquaVenture Holdings Limited Announces Second Quarter 2018 Earnings Results

(Tampa, Fla.) – AquaVenture Holdings Limited (NYSE: WAAS) (“AquaVenture” or the “Company”), a leader in Water-as-a-ServiceTM (“WAASTM”) solutions, today reported financial results for the quarter and full year ended December 31, 2018.

2018 Highlights

For the three months ended December 31, 2018:

•	Total revenues of $41.8 million reflected a 29.9% increase over the prior year period, comprised of 38.2% and 22.6% increases in the Seven Seas Water and Quench segments, respectively.
•	Net loss of $6.7 million, or ($0.25) per share, compared to net loss of $6.3 million, or ($0.24) per share, in the prior year period.
•	Adjusted EBITDA was $14.3 million, a 32.2% increase over the prior year period. Adjusted EBITDA Margin was 34.2%, an improvement of 60 basis points.
•	Adjusted EBITDA plus principal collected on the Peru construction contract increased 29.9% to $15.6 million from $12.0 million in the prior year period.
•

AquaVenture completed the strategic acquisitions of AUC on November 1, which is included in our Seven Seas Water segment, and Pure Health Solutions, Inc. (“PHSI”) on December 18, which is included in our Quench segment.  In addition, Seven Seas Water entered into a 10-year water supply agreement with the Water Corporation of Anguilla, and Quench completed several smaller acquisitions during the quarter.

•	AquaVenture accessed $150 million of incremental borrowings to fund acquisitions and reduced its interest rate.

For the full year ended December 31, 2018:

•	Total revenues of $145.6 million reflected a 20.6% increase over the prior year, comprised of 26.1% and 14.6% increases in the Quench and Seven Seas Water segments, respectively.
•	Net loss of $20.7 million, or ($0.78) per share, compared to net loss of $24.9 million, or ($0.94) per share, in the prior year.
•	Adjusted EBITDA was $48.6 million, a 23.8% increase over the prior year. Adjusted EBITDA Margin was 33.3%, an improvement of 80 basis points.
•	Adjusted EBITDA plus principal collected on the Peru construction contract increased 22.2% to $53.5 million from $43.8 million in the prior year.

Tony Ibarguen, AquaVenture’s President and Chief Executive Officer announced: “AquaVenture delivered another year of strong financial results highlighted by our ability to drive growth both organically and through M&A.  We completed 11 transactions in 2018, including five in the fourth quarter.  This success has been across both our Seven Seas Water and Quench platforms, and the fourth quarter’s results include the acquisitions of AUC and PHSI, our two largest acquisitions since we became a publicly traded company.  AUC expands our offerings in the Seven Seas Water segment in the attractive wastewater treatment and water reuse businesses, and PHSI broadens both our direct and indirect sales channels within our Quench segment. During the quarter we also amended our senior secured credit agreement by increasing our borrowing capacity and reducing our interest rate.  These amendments helped fund our fourth quarter acquisitions and support our future growth initiatives.  In summary, we are very happy with what we were able to accomplish in 2018 as we continue to expand our water-as-a-service solutions to more customers, in more locations, and with a broader array of product offerings.  Going forward, our primary focus will continue to be on growing internally generated cash flow and investing in strong, organic expansion, coupled with continued strategic M&A execution in the water-as-a-service applications of desalination, wastewater treatment and point-of-use purification.  Our team brings great passion to our purpose of performing for our shareholders by creating clean water solutions for customers around the world.”

Consolidated Financial Performance

For the fourth quarter of 2018, total revenues increased 29.9% to $41.8 million from $32.2 million in the 2017 period.  Total gross margin of 54.0% was relatively flat compared to the prior year period.

Total selling, general and administrative expenses (“SG&A”) increased to $24.0 million in the fourth quarter of 2018 from $19.4 million in the same period of 2017.

Net loss for the fourth quarter of 2018 was $6.7 million, compared to a net loss of $6.3 million in the same period of 2017.  Adjusted EBITDA was $14.3 million for the fourth quarter of 2018, a 32.2% increase over $10.8 million in the prior year period. Adjusted EBITDA Margin of 34.2% for the fourth quarter of 2018 increased 60 basis points from 33.6% in the same period of 2017. Adjusted EBITDA plus the principal collected on the Peru construction contract was $15.6 million in the fourth quarter of 2018, an increase of 29.9% over $12.0 million in the same period of 2017.

Net cash provided by operating activities for the quarter ended December 31, 2018 was $4.8 million compared to $4.4 million for the same period of 2017. Capital expenditures were $6.7 million for the fourth quarter of 2018, compared to $3.2 million in the same period of 2017.

As of December 31, 2018, cash and cash equivalents were $56.6 million and total debt was $319.7 million.

For the full year ended December 31, 2018, total revenue of $145.6 million increased 20.6% from $120.8 million in 2017. Gross margin of 53.2% was relatively flat compared to the prior year.  Total SG&A increased to $83.6 million for the full year ended December 31, 2018, compared to $72.4 million in 2017.  Net loss for the full year ended December 31, 2018 was $20.7 million, or ($0.78) per share, compared to a net loss of $24.9 million, or ($0.94) per share, in the prior year.

Adjusted EBITDA was $48.6 million for the full year ended December 31, 2018, a 23.8% increase over Adjusted EBITDA of $39.2 million in 2017.  Adjusted EBITDA Margin increased 80 basis points to 33.3%, compared to 32.5% in the prior year. Adjusted EBITDA plus the principal collected on the Peru construction contract was $53.5 million for the full year ended December 31, 2018, an increase of 22.2% over 2017.

Net cash provided by operating activities for the full year ended December 31, 2018 was $26.9 million compared to $19.0 for the same period of 2017.  In addition, capital expenditures were $19.6 million, compared to $14.4 million in the prior year period.

Fourth Quarter and Full Year 2018 Segment Results

Seven Seas Water

Seven Seas Water revenues for the three months ended December 31, 2018 increased $5.7 million, or 38.2%, compared to the same period of 2017, which were comprised of 35.5% inorganic growth and 2.7% organic growth.  This increase was comprised of increases of $2.8 million in product sales and $2.3 million in rental revenue driven by the inclusion of the acquisition of the AUC operations completed in November 2018.  In addition, bulk water revenue increased $0.7 million compared to the prior year period, driven by increased volumes in certain operations and higher water rates in others in the current quarter compared to the same period of 2017, and the commencement of our water contract in Anguilla.

Seven Seas Water gross margin for the three months ended December 31, 2018 decreased 50 basis points to 54.5%. The decrease was primarily related to the acquisition of the AUC operations in November 2018, which has an overall lower gross margin than the bulk water business, partially offset by an increase in the bulk water gross margin compared to the prior year period.  Bulk water gross margin of 55.5% increased 400 basis points compared to the prior year period primarily due to lower depreciation expense in connection with a purchase price refund received on in-service equipment at our Trinidad operations and by higher revenues without a commensurate increase in costs at our BVI operations, partially offset by higher expenses for repairs and maintenance. Rental and product sales gross margin of 74.7% and 17.5%, respectively, for the year ended December 31, 2018 had no comparative period as both related to the acquisition of the AUC operations. Financing gross margin is 100% but causes a decrease to the total Seven Seas Water gross margin compared to the prior year period as a result of declining financing revenues due to the continued amortization of the long-term receivables.

Seven Seas Water SG&A expenses for the three months ended December 31, 2018 remained relatively flat compared to the same period of 2017. SG&A expenses of $7.8 million during the fourth quarter of 2018 included $0.7 million of higher amortization expense of definite-lived intangible assets and $0.5 million of higher compensation and benefits expense primarily due to the acquisition of the AUC business.  These increases were offset by $1.2 million of lower share-based compensation expense resulting from the completion of the vesting of certain equity grants made in connection with our initial public offering in 2016.

Net income for our Seven Seas Water segment was $0.1 million for the three months ended December 31, 2018 compared to a net loss of $3.2 million in the same period of 2017. Adjusted EBITDA of $9.4 million for the fourth quarter of 2018 increased 33.7% over the prior year period. Adjusted EBITDA Margin decreased 150 basis points to 45.7% in the fourth quarter of 2018 from 47.2% in the same period of 2017. The decline in Adjusted EBITDA Margin was driven by higher expenses for repairs and maintenance during the quarter at several of our plants. Adjusted EBITDA plus principal collected on the Peru construction contract was $10.7 million in the fourth quarter of 2018, an increase of 30.1% over the prior year period.

For the full year ended December 31, 2018, Seven Seas Water revenues were $66.4 million, an increase of 14.6% over 2017.  Gross margin increased 250 basis points to 55.7% from 53.2% in the prior year. Total SG&A expenses for the full year ended December 31, 2018 increased $1.7 million to $30.1 million from $28.4 million in 2017.  Net loss for the full year ended December 31, 2018 was $3.5 million compared to a net loss of $10.5 million in 2017. Adjusted EBITDA was $31.7 million, an increase of 19.5% over the prior year. Adjusted EBITDA Margin increased 200 basis points to 47.7% from 45.7% in the prior year. Adjusted EBITDA plus principal collected on the Peru construction contract was $36.6 million, a 17.9% increase over 2017.

Quench

Quench revenues for the three months ended December 31, 2018 increased $3.9 million, or 22.6%, compared to the same period of 2017, which were comprised of 13.2% of inorganic growth and 9.4% of organic growth. Rental revenues increased $3.1 million, or 22.5%, compared to the prior year period, which reflected 17.3% of inorganic growth from acquisitions and 5.2% of organic growth due to additional units placed under new leases in excess of unit attrition.  Product sales increased $0.8 million compared to the same period of 2017 due to an increase in indirect equipment sales to dealers, higher direct customer equipment sales and an increase in coffee sales.

Quench gross margin for the fourth quarter of 2018 increased 40 basis points to 53.6% from 53.2% for the same period of 2017.  Rental gross margin for the fourth quarter of 2018 was 57.3%, an increase of 70 basis points over the prior year period, primarily due to continued leveraging of the platform with higher revenues achieved as additional units are placed under lease without a commensurate increase in costs. Product sales gross margin was 38.8% for the three months ended December 31, 2018 compared to 40.0% in the prior year period. The decrease was primarily due to the increase in lower-margin indirect equipment sales compared to the prior year period.

Quench SG&A for the three months ended December 31, 2018 of $14.6 million increased $4.2 million compared to the prior year period.  The increase was driven by $2.3 million of higher acquisition-related costs including contingent consideration accounted for as post-combination earnout compensation, $0.9 million of restructuring expenses incurred in connection with the acquisition of PHSI in December 2018, $0.6 million of higher compensation and benefits expense primarily driven by increased headcount from the inclusion of staff added from certain acquisitions and additional resources to support growth strategy and $0.5 million of higher amortization expense primarily related to an increase in intangible assets from recent acquisitions.  Partially offsetting this was a $0.6 million decrease in share-based compensation expense resulting from the completion of the vesting of certain equity grants made in connection with our initial public offering and a $0.3 million decrease in loss of disposal of assets.

Quench had a net loss of $4.2 million for the fourth quarter of 2018 compared to a net loss of $2.0 million in the prior year period. Adjusted EBITDA of $6.0 million for the fourth quarter of 2018 increased 23.2% over $4.8 million in the same period of 2017. Adjusted EBITDA Margin increased 20 basis points to 28.2% in the fourth quarter of 2018 from 28.0% in the prior year period.

For the full year ended December 31, 2018, Quench reported total revenue of $79.2 million, a 26.1% increase compared to $62.8 million in the prior year. Gross margin decreased 220 basis points to 51.2% from 53.4% in 2017. Total SG&A expenses for the full year ended December 31, 2018 increased $9.3 million to $48.7 million.  Net loss for full year ended December 31, 2018 was $11.4 million, compared to a net loss of $10.2 million in 2017. Adjusted EBITDA was $20.4 million for the full year ended December 31, 2018, a 22.7% increase over $16.7 million in 2017.  Adjusted EBITDA Margin decreased 70 basis points to 25.8% from 26.5% in the prior year.

Corporate and Other

Corporate and Other SG&A for the three months ended December 31, 2018 increased $0.3 million compared to the same period of 2017, primarily due to higher professional fees in connection with corporate activities including acquisitions and amendments to our senior secured credit agreement.

For the full year ended December 31, 2018, SG&A was $4.8 million compared to $4.6 million in the prior year period.

2019 Outlook

For the full year 2019 outlook, the Company expects to achieve the following results:

•	Revenues between $190 million and $197 million;
•	Adjusted EBITDA between $67 million and $72 million;
•	Principal collected on the Peru construction contract is projected to be $5.3 million; and
•	Adjusted EBITDA plus the principal collected on the Peru construction contract between $72 million and $77 million.

These ranges do not include estimates in connection with any pending or future acquisitions.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially. We do not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty the ultimate outcome of unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments, among other factors, without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP.

About AquaVenture

AquaVenture is a multinational provider of WAAS™ solutions that provide customers a reliable and cost-effective source of clean drinking and process water primarily under long-term contracts that minimize capital investment by the customer. AquaVenture is composed of two operating platforms: Quench, a leading provider of filtered water systems and related services with over 140,000 units installed at institutional and commercial customer locations across the U.S. and Canada; and Seven Seas Water, a multinational provider of desalination and wastewater treatment solutions, providing more than 8.5 billion gallons of potable, high purity industrial grade and ultra-pure water per year to governmental, municipal, industrial and hospitality customers.

Conference Call and Webcast Information

AquaVenture will host an investor conference call on Wednesday, February 27, 2019 at 8:00 a.m. EDT. Prior to the conference call, AquaVenture will post an investor presentation on the Investor Relations section of the Company’s website, www.aquaventure.com. Interested parties are invited to listen to the conference call by dialing 1-877-407-0789, or, for international callers, 1-201-689-8562 and ask for the AquaVenture conference call. Replays of the entire call will be available through March 6, 2019 at 1-844-512-2921, or, for international callers, at 1-412-317-6671, conference ID #13686947. A webcast of the conference call will also be available through the Investor Relations section of the Company’s website, www.aquaventure.com. A copy of this press release is also available on the Company’s website.

Safe Harbor Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to AquaVenture’s strategic focus; its forecast of full-year 2018 financial results; expectations regarding future business development and acquisition activities; its expectations regarding performance, growth, cash flows and margins from recently completed and pending acquisitions; its ability to capitalize on vertical integration opportunities; and the impacts on operating results of the timing, size, integration and accounting treatment of acquisitions, constitute forward-looking statements. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in AquaVenture’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, AquaVenture’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. AquaVenture is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AQUAVENTURE HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$56,618	$118,090
Restricted cash	—	—
Trade receivables, net of allowances of $1,034 and $1,045, respectively	21,437	19,593
Inventory	15,496	8,228
Current portion of long-term receivables	6,538	6,878
Prepaid expenses and other current assets	8,272	3,874
Total current assets	108,361	156,663
Property, plant and equipment, net	150,064	112,771
Construction in progress	15,427	10,437
Restricted cash	4,153	4,269
Long-term receivables	40,574	43,796
Other assets	6,251	4,307
Deferred tax asset	4,191	38
Intangible assets, net	205,443	122,169
Goodwill	190,999	99,495
Total assets	$725,463	$553,945
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$8,235	$3,508
Accrued liabilities	25,116	12,837
Current portion of long-term debt	6,494	6,483
Deferred revenue	3,890	2,454
Total current liabilities	43,735	25,282
Long-term debt	313,215	167,772
Deferred tax liability	18,465	5,266
Other long-term liabilities	13,450	11,429
Total liabilities	388,865	209,749
Commitments and contingencies
Shareholders' Equity
Ordinary shares, no par value, 250,000 shares authorized; 26,780 and 26,482 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	—	—
Additional paid-in capital	582,127	568,593
Accumulated other comprehensive income	(421)	(17)
Accumulated deficit	(245,108)	(224,380)
Total shareholders' equity	336,598	344,196
Total liabilities and shareholders' equity	$725,463	$553,945

AQUAVENTURE HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year Ended December 31,
	2018	2017	2016

Revenues:
Bulk water	$57,262	$53,436	$50,893
Rental	64,216	52,997	48,699
Product sales	20,105	9,796	10,267
Financing	4,025	4,534	1,713
Total revenues	145,608	120,763	111,572
Cost of revenues:
Bulk water	26,516	27,145	25,525
Rental	28,025	23,484	21,437
Product sales	13,565	5,779	5,869
Total cost of revenues	68,106	56,408	52,831
Gross profit	77,502	64,355	58,741
Selling, general and administrative expenses	83,645	72,421	70,876
Loss from operations	(6,143)	(8,066)	(12,135)
Other expense:
Gain on bargain purchase, net of deferred taxes	—	—	1,429
Interest expense, net	(15,046)	(11,537)	(11,147)
Other income (expense), net	(850)	(1,850)	1,299
Loss before income tax expense	(22,039)	(21,453)	(20,554)
Income tax expense (benefit)	(1,311)	3,411	365
Net loss	(20,728)	(24,894)	(20,919)
Other comprehensive income:
Foreign currency translation adjustment	(404)	(17)	—
Comprehensive loss	$(21,132)	$(24,911)	$(20,919)

Loss per share – basic and diluted(1)	$(0.78)	$(0.94)	$(0.28)

Weighted-average shares outstanding – basic and diluted(1)	26,583	26,426	25,784

(1)  Represents loss per share and weighted-average shares outstanding for the period following the corporate reorganization and initial public offering.  There were no ordinary shares outstanding prior to October 6, 2016 and, therefore, no loss per share information has been presented for any period prior to that date.

AQUAVENTURE HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net loss	$(20,728)	$(24,894)	$(20,919)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,533	29,648	27,548
Share-based compensation expense	11,188	12,120	4,015
Provision for bad debts	1,035	605	1,044
Deferred income tax provision	(3,287)	1,488	165
Inventory adjustment	308	89	(23)
Loss (gain) on extinguishment of debt	—	1,389	(1,610)
Gain on bargain purchase, net of deferred taxes	—	—	(1,429)
Loss on disposal of assets	1,563	1,468	1,246
Amortization of debt financing fees	963	878	816
Accretion of debt	—	60	333
Other	23	49	(53)
Change in operating assets and liabilities:
Trade receivables	2	(4,301)	(681)
Inventory	(2,162)	(1,219)	(450)
Prepaid expenses and other current assets	(1,135)	(710)	270
Long-term receivable	5,661	6,309	1,614
Other assets	(4,124)	(3,462)	(2,283)
Current liabilities	2,579	(1,011)	1,130
Long-term liabilities	463	460	778
Net cash provided by operating activities	26,882	18,966	11,511
Cash flows from investing activities:
Capital expenditures	(19,626)	(14,445)	(17,256)
Proceeds from sale of fixed assets	680	—	—
Net cash paid for acquisition of assets or business	(198,473)	(9,921)	(45,875)
Proceeds from disposal of business	2,879	—	—
Other	—	22	3
Net cash used in investing activities	(214,540)	(24,344)	(63,128)
Cash flows from financing activities:
Proceeds from long-term debt	150,000	150,000	23,675
Payments of long-term debt	(6,528)	(118,205)	(17,517)
Payment of debt financing fees	(70)	(3,677)	(340)
Payments related to debt extinguishment	—	(433)	—
Payments of secured borrowings	(17,500)	—	—
Payments of acquisition contingent consideration	(112)	—	(864)
Proceeds from exercise of stock options	442	73	2
Shares withheld to cover minimum tax withholdings on equity awards	(422)	(455)	—
Proceeds from the issuance of Employee Stock Purchase Plan shares	285	204	—
Issuance costs from issuance of ordinary shares in IPO	—	(1,169)	123,030
Net cash provided by financing activities	126,095	26,338	127,986
Effect of exchange rates on cash, cash equivalents and restricted cash	(25)	4	—
Change in cash, cash equivalents and restricted cash	(61,588)	20,964	76,369
Cash, cash equivalents and restricted cash at beginning of period	122,359	101,395	25,026
Cash, cash equivalents and restricted cash at end of period	$60,771	$122,359	$101,395

AQUAVENTURE HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - SEGMENT DATA

(IN THOUSANDS)

	Three Months Ended December 31, 2018
	Seven Seas		Corporate
	Water	Quench	& Other	Total
Revenues:
Bulk water	$14,580	$—	$—	$14,580
Rental	2,318	16,857	—	19,175
Product sales	2,817	4,276	—	7,093
Financing	977	—	—	977
Total revenues	20,692	21,133	—	41,825
Gross profit:
Bulk water	8,085	—	—	8,085
Rental	1,731	9,659	—	11,390
Product sales	493	1,659	—	2,152
Financing	977	—	—	977
Total gross profit	11,286	11,318	—	22,604
Selling, general and administrative expenses	7,782	14,569	1,605	23,956
Income (loss) from operations	3,504	(3,251)	(1,605)	(1,352)
Other expense, net	(3,420)	(1,011)	(945)	(5,376)
Income (loss) before income tax expense	84	(4,262)	(2,550)	(6,728)
Income tax expense (benefit)	17	(16)	—	1
Net income (loss)	$67	$(4,246)	$(2,550)	$(6,729)

	Three Months Ended December 31, 2017
	Seven Seas		Corporate
	Water	Quench	& Other	Total
Revenues:
Bulk water	$13,885	$—	$—	$13,885
Rental	—	13,759	—	13,759
Product sales	—	3,478	—	3,478
Financing	1,083	—	—	1,083
Total revenues	14,968	17,237	—	32,205
Gross profit:
Bulk water	7,155	—	—	7,155
Rental	—	7,783	—	7,783
Product sales	—	1,391	—	1,391
Financing	1,083	—	—	1,083
Total gross profit	8,238	9,174	—	17,412
Selling, general and administrative expenses	7,663	10,412	1,306	19,381
Income (loss) from operations	575	(1,238)	(1,306)	(1,969)
Other (expense) income, net	(2,805)	(772)	221	(3,356)
Loss before income tax expense	(2,230)	(2,010)	(1,085)	(5,325)
Income tax expense (benefit)	1,016	(26)	—	990
Net loss	$(3,246)	$(1,984)	$(1,085)	$(6,315)

AQUAVENTURE HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - SEGMENT DATA

(IN THOUSANDS)

	Full Year Ended December 31, 2018
	Seven Seas		Corporate
	Water	Quench	& Other	Total
Revenues:
Bulk water	$57,262	$—	$—	$57,262
Rental	2,318	61,898	—	64,216
Product sales	2,817	17,288	—	20,105
Financing	4,025	—	—	4,025
Total revenues	66,422	79,186	—	145,608
Gross profit:
Bulk water	30,746	—	—	30,746
Rental	1,731	34,460	—	36,191
Product sales	493	6,047	—	6,540
Financing	4,025	—	—	4,025
Total gross profit	36,995	40,507	—	77,502
Selling, general and administrative expenses	30,143	48,670	4,832	83,645
Income (loss) from operations	6,852	(8,163)	(4,832)	(6,143)
Other expense, net	(11,549)	(3,374)	(973)	(15,896)
Loss before income tax expense	(4,697)	(11,537)	(5,805)	(22,039)
Income tax benefit	(1,210)	(101)	—	(1,311)
Net loss	$(3,487)	$(11,436)	$(5,805)	$(20,728)

	Full Year Ended December 31, 2017
	Seven Seas		Corporate
	Water	Quench	& Other	Total
Revenues:
Bulk water	$53,436	$—	$—	$53,436
Rental	—	52,997	—	52,997
Product sales	—	9,796	—	9,796
Financing	4,534	—	—	4,534
Total revenues	57,970	62,793	—	120,763
Gross profit:
Bulk water	26,291	—	—	26,291
Rental	—	29,513	—	29,513
Product sales	—	4,017	—	4,017
Financing	4,534	—	—	4,534
Total gross profit	30,825	33,530	—	64,355
Selling, general and administrative expenses	28,431	39,400	4,590	72,421
Income (loss) from operations	2,394	(5,870)	(4,590)	(8,066)
Other (expense) income, net	(9,673)	(4,167)	453	(13,387)
Loss before income tax expense	(7,279)	(10,037)	(4,137)	(21,453)
Income tax expense	3,246	195	—	3,441
Net loss	$(10,525)	$(10,232)	$(4,137)	$(24,894)

AQUAVENTURE HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED KEY METRICS

(IN THOUSANDS)

Management uses key metrics for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company’s performance and to evaluate and compensate the Company’s executives.  The Company has provided these metrics because it understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial results and comparing the Company’s financial performance to that of its peer companies and competitors.

NON-GAAP FINANCIAL MEASURES

Among the key metrics are non-GAAP financial measures.  The Company has provided non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparisons across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Adjusted EBITDA

Adjusted EBITDA, a non‑GAAP financial measure, is defined as earnings (loss) before net interest expense, income taxes, depreciation and amortization as well as adjusting for the following items: share‑based compensation expense; gain or loss on disposal of assets; acquisition‑related expenses, including professional fees, purchase consideration recorded as compensation expense for acquired employees, and other expenses related to acquisitions; goodwill impairment charges; changes in deferred revenue related to our bulk water business; ERP system implementation charges for a SaaS solution, and charges incurred in connection with restructuring activities.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management believes that the use of Adjusted EBITDA, which is used by management as a key metric to assess performance, provides consistency and comparability with our past financial performance, and facilitates period‑to‑period comparisons of operations. Management believes that it is useful to exclude certain charges, such as depreciation and amortization, and non‑core operational charges, from Adjusted EBITDA because (1) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (2) such expenses can vary significantly between periods.

Adjusted EBITDA Margin

Adjusted EBITDA Margin, a non-GAAP financial measure, is defined as Adjusted EBITDA as a percentage of revenue.

A reconciliation of our GAAP net loss to Adjusted EBITDA, for the periods presented is shown below:

	Three Months Ended December 31, 2018
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Net income (loss)	$67	$(4,246)	$(2,550)	$(6,729)
Depreciation and amortization	4,558	5,214	—	9,772
Interest expense, net	3,226	876	944	5,046
Income tax expense (benefit)	17	(16)	—	1
Share-based compensation expense	735	280	171	1,186
(Gain) loss on disposal of assets	(255)	312	—	57
Acquisition-related expenses	1,144	2,336	356	3,836
Changes in deferred revenue related to our bulk water business	(45)	—	—	(45)
ERP implementation charges for a SAAS solution	—	252	—	252
Restructuring expense	—	943	—	943
Adjusted EBITDA	$9,447	$5,951	$(1,079)	$14,319

Adjusted EBITDA Margin	45.7%	28.2%	—%	34.2%

	Three Months Ended December 31, 2017
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Net loss	$(3,246)	$(1,984)	$(1,085)	$(6,315)
Depreciation and amortization	3,590	4,282	—	7,872
Interest expense (income), net	2,682	773	(221)	3,234
Income tax expense (benefit)	1,016	(26)	—	990
Share-based compensation expense	1,966	863	239	3,068
Loss on disposal of assets	3	581	—	584
Acquisition-related expenses	965	10	—	975
Changes in deferred revenue related to our bulk water business	92	—	—	92
ERP implementation charges for a SAAS solution	—	332	—	332
Adjusted EBITDA	$7,068	$4,831	$(1,067)	$10,832

Adjusted EBITDA Margin	47.2%	28.0%	—%	33.6%

A reconciliation of our GAAP net loss to Adjusted EBITDA, for the periods presented is shown below:

	Full Year Ended December 31, 2018
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Net loss	$(3,487)	$(11,436)	$(5,805)	$(20,728)
Depreciation and amortization	15,469	19,064	—	34,533
Interest expense, net	10,846	3,229	971	15,046
Income tax benefit	(1,210)	(101)	—	(1,311)
Share-based compensation expense	7,172	3,168	848	11,188
(Gain) loss on disposal of assets	(15)	1,578	—	1,563
Acquisition-related expenses	2,549	2,708	451	5,708
Changes in deferred revenue related to our bulk water business	335	—	—	335
ERP implementation charges for a SAAS solution	—	1,278	—	1,278
Restructuring expenses	—	943	—	943
Adjusted EBITDA	$31,659	$20,431	$(3,535)	$48,555

Adjusted EBITDA Margin	47.7%	25.8%	—%	33.3%

	Full Year Ended December 31, 2017
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Net loss	$(10,525)	$(10,232)	$(4,137)	$(24,894)
Depreciation and amortization	14,306	15,342	—	29,648
Interest expense (income), net	8,391	3,599	(453)	11,537
Income tax expense	3,246	195	—	3,441
Share-based compensation expense	8,050	3,391	679	12,120
(Gain) loss on disposal of assets	(19)	1,487	—	1,468
Acquisition-related expenses	1,766	149	—	1,915
Changes in deferred revenue related to our bulk water business	460	—	—	460
ERP implementation charges for a SAAS solution	—	2,152	—	2,152
Loss on debt extinguishment	820	569	—	1,389
Adjusted EBITDA	$26,495	$16,652	$(3,911)	$39,236

Adjusted EBITDA Margin	45.7%	26.5%	—%	32.5%

KEY METRICS

Principal collected on the Peru construction contract

As part of our Peru acquisition, we acquired the rights to a design and construction contract for the construction of a desalination plant and related infrastructure. Pursuant to the contract, we are entitled to receive monthly installment payments that continue until 2024 and are guaranteed by a major shareholder of the customer.  Due to the manner in which this contractual arrangement is structured, these payments are accounted for as a long-term receivable.  Prior to the adoption of the new revenue recognition standard on January 1, 2018, the principal and interest portions of these payments were not recognized as revenue in our consolidated financial statements and therefore were not included in Adjusted EBITDA or in determining Adjusted EBITDA Margin.  As a result of the adoption of the new revenue recognition standard, all financial information presented herein has been restated, including recording the interest portion of these payments as revenue and, thus, including them in Adjusted EBITDA and in determining Adjusted EBITDA Margin.  The principal collected on the Peru construction contract remains the only portion of these monthly payments that is not recognized as revenue in our consolidated financial statements, and therefore is not included in Adjusted EBITDA or in the determination Adjusted EBITDA Margin.

	Three Months Ended December 31, 2018
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Principal collected on the Peru construction contract	$1,263	$—	$—	$1,263

	Three Months Ended December 31, 2017
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Principal collected on the Peru construction contract	$1,164	$—	$—	$1,164

	Full Year Ended December 31, 2018
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Principal collected on the Peru construction contract	$4,900	$—	$—	$4,900

	Full Year Ended December 31, 2017
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Principal collected on the Peru construction contract	$4,514	$—	$—	$4,514

Adjusted EBITDA plus Principal collected on the Peru construction contract

We understand that many in the investment community combine our Adjusted EBITDA and the principal we collect from the design and construction contract for purposes of reviewing and analyzing our financial results.  Our management and board of directors also use this combination in evaluating our performance (including in measuring performance for a portion of the compensation of our executive officers) because they believe it is helpful in better understanding the cash generated from our Seven Seas Water business.  In this regard, and for the sake of clarity and convenience, the combination of our Adjusted EBITDA and the principal collected on the Peru construction contract is presented.

	Three Months Ended December 31, 2018
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on the Peru construction contract	$10,710	$5,951	$(1,079)	$15,582

	Three Months Ended December 31, 2017
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on the Peru construction contract	$8,232	$4,831	$(1,067)	$11,996

	Full Year Ended December 31, 2018
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on the Peru construction contract	$36,559	$20,431	$(3,535)	$53,455

	Full Year Ended December 31, 2017
	Seven Seas		Corporate
	Water	Quench	& Other	Total
	(in thousands)
Adjusted EBITDA plus principal collected on the Peru construction contract	$31,009	$16,652	$(3,911)	$43,750